UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Trovagene, Inc.
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TROVAGENE, INC.

11055 Flintkote Avenue

San Diego, CA 92121

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on June 6, 2019

This supplement, dated April 23, 2019, supplements the definitive proxy statement (the “Proxy Statement”) of Trovagene, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 19, 2019, relating to the Company’s Annual Meeting of Stockholders to be held on June 6, 2019. The purpose of this supplement is solely to include a description of Proposals 4 and 5 which were inadvertently omitted from the Proxy Statement.

PROPOSAL 4:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Executive Compensation section, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Executive Compensation section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Trovagene, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Trovagene, Inc.’s Proxy Statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

The affirmative vote of a majority of the shares of voting capital present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of Trovagene’s executive compensation program, Trovagene is also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on Trovagene’s executive compensation program. Trovagene has included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Exchange Act. Trovagene is providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, Trovagene recommends that Trovagene stockholders select a frequency of three years.

While Trovagene’s executive compensation program is designed to support long-term value creation, in recent years we have conducted in-depth reviews of Trovagene’s executive compensation with outside consultants every three years. Accordingly, a vote every three years will coincide with this more detailed review and an every three-year vote will allow for the highest level of accountability and direct communication between Trovagene and its stockholders. Trovagene therefore recommends that Trovagene stockholders select “Three Years” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, Trovagene’s Board will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory note on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or Trovagene, the Board may decide that it is in the best interests of Trovagene’s stockholders and Trovagene to hold an advisory vote on executive compensation more or less frequently than the option approved by Trovagene’s stockholders.

THE TROVAGENE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A THREE-YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.